(CITGO LOGO)


                   NEWS RELEASE
                   -------------------------------------------------------------
                    CITGO PETROLEUM CORPORATION, P.O. BOX 3758, TULSA, OK  74102
                    KATE ROBBINS  918/495-5764        JENNIFER HILL 918/495-4260
                    FACSIMILE  918/495-5269


FOR IMMEDIATE RELEASE:

March 10, 2004

            CITGO Announces Fourth Quarter and Year End 2003 Results

TULSA, Okla., -- Luis Marin, CITGO Petroleum Corporation's President and CEO, today announced that the company's fourth quarter net income was $87-million and net income for the year ending December 31, 2003 was $439-million. In comparison, 2002 net income for the fourth quarter was $42-million and for the year was $180-million.

         Operating income (income before interest and income taxes) for the fourth quarter of 2003 was $169-million, which includes depreciation and amortization expense totaling $88-million. In comparison, 2002 fourth quarter operating income was $80-million, which includes depreciation and amortization expense totaling $78-million.

         For the year ending December 31, 2003, operating income was $809-million, including depreciation and amortization expense totaling $334-million. In comparison, for the year 2002 CITGO's operating income was $350-million, including depreciation and amortization expense totaling $299-million.

         "Clearly, 2003 was a record year for CITGO both financially and operationally," stated Luis Marin, President and CEO, "with fourth quarter earnings also coming in higher relative to previous years.

         "As we have throughout the year, we took advantage of favorable market conditions by increasing the production and sales of refined products during the fourth quarter of 2003. In fact, we set several production records across our refining system in 2003, including an overall utilization rate of 98-percent for our fuels refineries, well above the industry average of 93-percent. Our safety and environmental performance was also excellent in 2003, with safety setting a new record on an already industry leading performance.



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         "Sales volumes for refined products were up for both the fourth quarter as well as for the year 2003, led primarily by the growth in diesel/#2 fuel oil sales. Our petrochemicals business also ended the year strong, and the addition of a new xylene unit at the Lake Charles refinery was a critical component of that success. Through our asphalt subsidiary, CITGO Asphalt Refining Company (CARCO), we continue to be a major player on the East Coast, setting a new sales record in the fourth quarter of 2003," Marin said.

         Several market factors contributed to CITGO's strong 2003 performance. While fourth quarter industry sour crack spreads were down from the third quarter, they were higher than the same period in 2002, supported by strengthening gasoline demand, lower refinery utilization, and low gasoline inventory levels. More specifically, for 2003 the Gulf Coast crack spread was up $1.31 over 2002, while the heavy sour crack spread was up $2.90 over the previous year. In the Midwest, the benchmark Bow River crack spread increased $3.44 over 2002.

         "In addition to our outstanding performance in 2003," continued Marin, "we also completed several major capital projects, including the first of two new gasoline hydrotreater units at the Lake Charles refinery and a new ISAL (Isomerization Alkylation) unit at the Lemont refinery. The ISAL technology, developed by INTEVEP, the research and development branch of Petroleos de Venezuela (PDVSA), is designed to remove sulfur from gasoline. Both of these projects will help us make the environmentally friendly gasoline that helps to improve air quality in our marketing areas," Marin concluded.

         CITGO's capital expenditures for the fourth quarter of 2003 were $99-million compared with $234-million for the same quarter in 2002. Capital expenditures for the year 2003 were $414-million compared with $712-million for the year 2002. The 2002 capital expenditures include $220-million to rebuild the crude distillation unit at the Lemont refinery.

EARNINGS CONFERENCE CALL

CITGO's executive team will conduct a conference call to discuss fourth quarter and year end 2003 earnings on Friday, March 12, 2004, at 1:30 p.m. (CST). Investors may access the call by dialing 1-888-428-4472. A recorded playback of the conference call will be available beginning on March 12 at 6:45 p.m. (CST) and ending on March 26 at 11:59 p.m. (CST). To access the



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recording inside the U.S. dial 1-800-475-6701, access code: 723953. To access the recording outside the U.S. dial 320-365-3844, access code: 723953.

ABOUT CITGO

         CITGO Petroleum Corporation is a leading refining and marketing company based in Tulsa, Okla., with approximately 4,000 employees and annual revenues of approximately $25 billion. CITGO's ultimate parent is Petroleos de Venezuela, S.A. (PDVSA), the national oil company of the Bolivarian Republic of Venezuela and its largest supplier of crude oil.

         CITGO operates fuels refineries in Lake Charles, La., Corpus Christi, Texas, and Lemont, Ill., and asphalt refineries in Paulsboro, NJ and Savannah, Ga. The company has long-term crude oil supply agreements with PDVSA for a portion of the crude oil requirements at these facilities. CITGO is also a 41-percent participant in LYONDELL-CITGO Refining LP, a joint venture fuels refinery located in Houston, Texas. CITGO's interests in these refineries result in a total crude oil capacity of approximately 865,000 barrels per day.

         Serving nearly 14,000 branded, independently owned and operated retail locations, CITGO is also one of the five largest branded gasoline suppliers within the United States.

FORWARD LOOKING STATEMENTS

         Except for the historical information contained in this release, certain of the matters discussed in this release may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipate," "estimate," "expect," "project," "believe" and similar expressions generally identify a forward-looking statement. The factors that could cause actual results to differ materially from the forward-looking statements include general economic activity, developments in international and domestic petroleum markets, refinery turnarounds and operations as well as the other factors identified in our filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this release. We disclaim any duty to update any forward-looking statements.

                  CITGO PETROLEUM CORPORATION AND SUBSIDIARIES
                      STATEMENT OF INCOME DATA (UNAUDITED)
                              (DOLLARS IN MILLIONS)

                                                      THREE MONTHS                  TWELVE MONTHS
                                                    ENDED DECEMBER 31,            ENDED DECEMBER 31,
                                                --------------------------    -------------------------
                                                   2003           2002           2003           2002
                                                -----------    -----------    -----------   -----------
Net sales                                       $   6,317.3    $   5,482.9    $  25,216.4   $  19,358.3
Cost of sales and operating expenses                6,106.9        5,516.9       24,390.9      19,211.3
                                                -----------    -----------    -----------   -----------
   Gross margin                                       210.4          (34.0)         825.5         147.0
Equity in earnings of LCR                              26.9           21.8           83.5          77.9
Equity in earnings of affiliates                       11.3            2.1           34.7          23.4
Insurance recoveries                                     --          149.7          146.2         406.6
Other income (expense) - net                           (2.0)           6.3           14.9         (19.7)
                                                -----------    -----------    -----------   -----------
   Subtotal                                           246.6          145.9        1,104.8         635.2
Selling, general and administrative                    77.4           66.4          295.6         284.9
                                                -----------    -----------    -----------   -----------
   Operating income                                   169.2           79.5          809.2         350.3
Interest expense                                       34.1           18.6          125.0          74.4
                                                -----------    -----------    -----------   -----------
   Income before income taxes                         135.1           60.9          684.2         275.9
Income taxes                                           47.7           18.5          245.4          95.9
                                                -----------    -----------    -----------   -----------
   Net Income                                   $      87.4    $      42.4    $     438.8   $     180.0
                                                ===========    ===========    ===========   ===========


                  CITGO PETROLEUM CORPORATION AND SUBSIDIARIES
                          SUMMARIZED BALANCE SHEET DATA
                              (DOLLARS IN MILLIONS)

                                      DECEMBER 31,
                                          2003         DECEMBER 31,
                                      (UNAUDITED)          2002
                                      -------------   -------------
Current assets                        $     2,379.3   $     2,187.5
Total assets                                7,273.5         6,986.9

Current liabilities                         1,716.0         1,999.1
Total debt                                  1,501.8         1,347.5
Total liabilities                           4,772.0         4,427.8

Shareholder's equity                        2,501.5         2,559.2
Total capitalization                        4,003.3         3,906.7

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                  CITGO PETROLEUM CORPORATION AND SUBSIDIARIES
         SELECTED FEEDSTOCK, UTILIZATION AND PRODUCTION VOLUMETRIC DATA
                                   (UNAUDITED)
                                 (Mbbls PER DAY)

                                 THREE MONTHS ENDED DECEMBER 31, 2003                 THREE MONTHS ENDED DECEMBER 31, 2002
                           ------------------------------------------------    ------------------------------------------------
                             LAKE        CORPUS                                  LAKE        CORPUS
                            CHARLES      CHRISTI      LEMONT        TOTAL       CHARLES      CHRISTI      LEMONT        TOTAL
                           ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
FEEDSTOCKS:
Crude oil throughput
  Sweet (1)                       88           16            1          105           96            5           --          101
  Light/Medium sour (2)           39           17           82          138           83           25           16          124
  Heavy sour (3)                  62            8           83          153           44           15           15           74
  Contract (heavy sour)          126          113           --          239           89          106           --          195
                           ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
    Total crude oil              315          154          166          635          312          151           31          494
Unfinished feedstocks             48           60           19          127           21           46           12           79
                           ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
    Total feedstocks             363          214          185          762          333          197           43          573
                           =========    =========    =========    =========    =========    =========    =========    =========
Rated crude capacity
  at period end                  320          157          167          644          320          157          167          644

Utilization of rated
  crude capacity                  98%          98%          99%          99%          98%          96%          19%          77%

PRODUCTION:
Light fuels
  Gasoline                       169           97           94          360          166           92           25          283
  Jet fuel                        69           --           --           69           63           --           --           63
  Diesel / #2 fuel                86           63           44          193           46           56            6          108
                           ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
    Total light fuels            324          160          138          622          275          148           31          454
Petrochemicals and
  industrial products             41           53           42          136           61           48           10          119
                           ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
    Total production             365          213          180          758          336          196           41          573
                           =========    =========    =========    =========    =========    =========    =========    =========


                                 TWELVE MONTHS ENDED DECEMBER 31, 2003               TWELVE MONTHS ENDED DECEMBER 31, 2002
                           ------------------------------------------------    ------------------------------------------------
                             LAKE        CORPUS                                  LAKE        CORPUS
                            CHARLES      CHRISTI      LEMONT        TOTAL       CHARLES      CHRISTI      LEMONT        TOTAL
                           ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
FEEDSTOCKS:
Crude oil throughput
  Sweet (1)                       86            8            3           97           93           14            1          108
  Light/Medium sour (2)           41           13           79          133          116           23           33          172
  Heavy sour (3)                  59           13           80          152            7            7           35           49
  Contract (heavy sour)          127          120           --          247          104          110           --          214
                           ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
    Total crude oil              313          154          162          629          320          154           69          543
Unfinished feedstocks             56           62           15          133           28           57           25          110
                           ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
    Total feedstocks             369          216          177          762          348          211           94          653
                           =========    =========    =========    =========    =========    =========    =========    =========
Rated crude capacity
   at period end                 320          157          167          644          320          157          167          644

Utilization of rated
   crude capacity                 98%          98%          97%          98%         100%          98%          41%          84%

PRODUCTION:

Light fuels
  Gasoline                       179           95           92          366          184           93           54          331
  Jet fuel                        67           --           --           67           68           --           --           68
  Diesel / #2 fuel                55           60           43          158           45           59           16          120
                           ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
    Total light fuels            301          155          135          591          297          152           70          519
Petrochemicals and
  industrial products             77           60           41          178           60           58           22          140
                           ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
    Total production             378          215          176          769          357          210           92          659
                           =========    =========    =========    =========    =========    =========    =========    =========


(1)  Sweet crude has a sulfur content of .5% or less.

(2) Light sour crude has an average API gravity of more than 31 degrees. Medium sour crude has an average API gravity of more than 25 degrees up to 31 degrees.

(3)  Heavy sour crude has an average API gravity of 25 degrees or less.

      MARKET INDICATORS (DOLLARS PER BARREL, EXCEPT AS OTHERWISE INDICATED)


                                                   THREE MONTHS                  TWELVE MONTHS
                                                 ENDED DECEMBER 31,             ENDED DECEMBER 31,
                                           -----------------------------   -----------------------------
                                               2003            2002            2003             2002
                                           -------------   -------------   -------------   -------------
West Texas Intermediate, "WTI" (sweet)     $       31.15   $       28.29   $       31.06   $       26.16
Crack Spreads:
  Gulf Coast 3/2/1                                  3.61            3.61            4.46            3.15
  Chicago 3/2/1                                     4.72            6.29            6.36            4.99
Crude Oil Differentials:
  WTI less WTS (sour)                               2.42            1.70            2.74            1.36
  WTI less Maya (heavy sour)                        6.80            6.09            6.81            5.22
  WTI less Bow River (Canadian)                     9.73            7.67            8.07            6.00
Natural Gas (per mmbtu)                             5.43            4.32            5.49            3.37


Source for crude and product indicators is Platts using a business day average.

Source for natural gas is NYMEX using a business day average.